Exhibit 5.1

April 28, 2020

Equitrans Midstream Corporation

2200 Energy Drive

Canonsburg, PA 15317

Re:

Post-Effective Amendment No. 2 to Registration Statement on Form S-1

1,000,000 Shares of Common Stock of Equitrans Midstream Corporation

to be issued pursuant to the Equitrans Midstream Corporation 2018 Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

We have acted as special counsel to Equitrans Midstream Corporation, a Pennsylvania corporation (the “Company”) in connection with Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-228126) (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission (the “SEC”) by the Company in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,000,000 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), which may be issued under the Equitrans Midstream Corporation 2018 Dividend Reinvestment and Stock Purchase Plan (the “Plan”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined the following documents:

(a)       the Registration Statement, including the exhibits being filed therewith or incorporated by reference therein from previous filings made by the Company with the SEC; and

(b)       the prospectus contained in the Registration Statement (the “Prospectus”).

In addition, we have examined and relied upon the following:

(i)	a certificate from the Corporate Secretary of the Company certifying as to (A) true and correct copies of the Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws of the Company and (B) resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and Post-Effective Amendment No. 2 to the Registration Statement and issuance of the Shares under the Plan;

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Equitrans Midstream Corporation

April 28, 2020

(ii)	a certificate dated April 23, 2020 issued by the Secretary of State of the Commonwealth of Pennsylvania, attesting to the corporate status of the Company in the Commonwealth of Pennsylvania; and

(iii)	originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the Commonwealth of Pennsylvania.

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)               Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, and (ii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)               Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c)               Registration; Trust Indenture Act. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that the Shares have been duly authorized and when the Shares have been issued and paid for as contemplated by the Registration Statement and the Prospectus and in accordance with and upon the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.

Qualifications and Limitations Applicable to our Opinions

The opinions set forth above are limited to the Applicable Law and we do not express any opinion concerning any other law.

Equitrans Midstream Corporation

April 28, 2020

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP